Not for release, publication or distribution, in whole or in part, in, into or from Canada, Australia, Japan or any other jurisdiction where to do so would constitute a violation of the relevant laws of such jurisdiction

PRESS ANNOUNCEMENT

FOR IMMEDIATE RELEASE

24 May 2006

RECOMMENDED PROPOSALS FOR THE ACQUISITION OF DCS GROUP PLC (“DCS”) BY REYNOLDS & REYNOLDS UK HOLDING LIMITED (“REYNOLDS AND REYNOLDS UK”), A SUBSIDIARY OF THE REYNOLDS AND REYNOLDS COMPANY (“REYNOLDS AND REYNOLDS”)

Summary

•	The boards of Reynolds and Reynolds UK and DCS announce that they have reached agreement on the terms of recommended Proposals for the cash acquisition of DCS by Reynolds and Reynolds UK. It is intended that the Proposals be effected by way of a Court sanctioned scheme of arrangement under section 425 of the Companies Act. Reynolds and Reynolds UK is a newly incorporated company in the UK formed by Reynolds and Reynolds specifically for the purpose of implementing the Proposals.

•	Under the Proposals DCS Shareholders will receive, for each DCS Share held at the Scheme Record Time, 31.5 pence in cash.

•	The Proposals value the existing issued and to be issued share capital of DCS, taking into account the exercise of all outstanding options, at approximately £10.9 million. The terms of the Proposals imply an enterprise value for DCS of approximately £21.7 million, including net debt as at 31 December 2005 of approximately £10.8 million. Net debt is stated before the receipt of deferred consideration of £3.4 million due to DCS in relation to DCS’s disposal of its transport and logistics division to Four Soft B.V. in September 2005.

•

•	The amount DCS Shareholders will receive under the Proposals represents: - a premium of approximately 90.9 per cent. over the Closing

- Price of 16.5 pence per DCS Share on 24 March 2006, being the last Business Day prior to the commencement of the Offer Period; and

- a premium of approximately 155.2 per cent. over the average Closing Price of 12.3 pence per DCS Share for the three months prior to the commencement of the Offer Period.

•	The DCS Directors, who have been so advised by Close Brothers, consider the terms of the Proposals to be fair and reasonable. In providing advice on the Proposals to the DCS Directors, Close Brothers has taken account of the commercial assessments of the DCS Directors.

Accordingly, the DCS Directors intend unanimously to recommend that DCS Shareholders vote in favour of the Scheme at the Court Meeting and in favour of the Special Resolution to be proposed at the EGM. Each of the DCS Directors has irrevocably undertaken to vote or to use best endeavours to procure that the relevant registered shareholder votes, or has procured that the relevant registered shareholder has irrevocably undertaken to vote, in favour of the Proposals in respect of the DCS Shares beneficially owned by such DCS Directors, which amount, in aggregate, to 614,143 DCS Shares representing approximately 2.0 per cent. of the existing issued ordinary share capital of DCS. These undertakings will continue to be binding if any higher competing offer is made for DCS.

•	Reynolds and Reynolds UK has received irrevocable undertakings to vote in favour of the Proposals in respect of a total of 11,990,787 DCS Shares, representing, in aggregate, approximately 38.8 per cent. of DCS’s existing issued share capital. These undertakings will continue to be binding if any higher competing offer is made for DCS.

•	The Proposals will be put to DCS Shareholders at the Court Meeting and at the EGM, which are both expected to be held on 5 July 2006. In order to become effective, the Scheme must be approved by a majority in number of the DCS Shareholders present and voting (and entitled to vote) at the Court Meeting, either in person or by proxy, and representing not less than 75 per cent. in value of all DCS Shares that are voted at the Court Meeting (or at any adjournment thereof). In addition, the Special Resolution implementing the Scheme and sanctioning the related Capital Reduction must be passed by DCS Shareholders representing not less than 75 per cent. of the votes cast at the EGM (or at any adjournment thereof).

•	It is expected that the Scheme Document will be posted by 13 June 2006 and that the Scheme will become effective by 27 July 2006, subject to satisfaction of all conditions, including the conditions set out in Appendix I of this announcement.

•	Commenting on the Proposals, Fin O’Neill, president and CEO of 3 Reynolds and Reynolds and Chairman of the Board of Reynolds and Reynolds UK said;

“The combination of the DCS customer base and product offering and Reynolds’ resources, brand and automotive retail experience will bring benefits to both groups’ customers. It will enhance Reynolds’ ability to offer its broad range of additional product solutions to the large existing DCS customer base, which includes the majority of the top automotive manufacturers in Europe, and will also provide opportunities to market some DCS products to Reynolds’ existing customer base.”

“The international dealer services market is one of the keys to the growth of our company. With the intellectual property assets and market reach of DCS, we will be better able to address and anticipate the needs of our global customers.”

•	Commenting on the Proposals, Colin Amies, non-executive Chairman of DCS, said:

“We believe that the proposed acquisition of DCS will benefit all our shareholders by giving a fair value and a significant premium to the current market valuation as well as providing the benefits to our customers, employees and associates that accrue from being part of a large global organisation.”

•	Hawkpoint is acting as financial adviser to Reynolds and Reynolds UK and Reynolds and Reynolds and Close Brothers is acting as financial adviser to DCS.

•	Reynolds and Reynolds will be releasing a press announcement in relation to the proposed acquisition of DCS separately.

This summary should be read in conjunction with the full text of the following announcement and the Appendices. Appendix I sets out the conditions and principal further terms of the Proposals. Appendix II contains source notes relating to certain information contained in this announcement. Certain terms used in this announcement are defined in Appendix III to this announcement.

Enquiries:
Reynolds and Reynolds UK
and Reynolds and Reynolds
Mark Feighery (Media)
John Shave (Investors)
Hawkpoint
(financial adviser to Reynolds and
Reynolds UK and
Reynolds and Reynolds)
Ben Mingay
Alastair Rogers
DCS Group plc
Stephen Yapp
Ben Gujral
Close Brothers
(financial adviser to DCS)
Stephen Aulsebrook
James CravenJames Craven
Citigate Dewe Rogerson
Tel: +1 937 485 8107 Tel: +1 937 485 1633 Tel: +44 (0)20 7665 45 Tel: +44 (0)1926 488 200 Tel: +44 (0)20 7655 3100 Tel: +44 (0)20 7638 9571

(PR adviser to DCS)

Virginia Pulbrook

Terms used in this summary shall have the meaning given to them in the full announcement.

Hawkpoint, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for Reynolds and Reynolds UK and Reynolds and Reynolds and no one else in connection with the Proposals and will not be responsible to anyone other than Reynolds and Reynolds UK and Reynolds and Reynolds for providing the protections afforded to its customers or for providing advice in relation to the Proposals or in relation to the contents of this announcement or any transaction or arrangement referred to herein.

Close Brothers, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for DCS and no one else in connection with the Proposals and will not be responsible to anyone other than DCS for providing the protections afforded to its customers or for providing advice in relation to the Proposals or in relation to the contents of this announcement or any transaction or arrangement referred to herein.

This announcement is not intended to and does not constitute, or form any part of, an offer or an invitation to purchase any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Proposals or otherwise. The Proposals will be made solely through the Scheme Document, which will contain the full terms and conditions of the Proposals, including details of how to vote in favour of the Proposals. Any acceptance or other response to the Proposals should be made only on the basis of the information contained in the Scheme Document. The laws of relevant jurisdictions may affect the availability of the Proposals to persons not resident in the United Kingdom. Persons who are not resident in the United Kingdom, or who are subject to the laws of any jurisdiction other than the United Kingdom, should inform themselves about, and observe, any applicable legal and regulatory requirements.

The Proposals will not be made, directly or indirectly, in or into the United States or by use of the mails of, or by any means or instrumentality (including, without limitation, facsimile or other electronic transmission, telex or telephone) of inter-state or foreign commerce of, or any facility of, a national, state or other securities exchange of, the United States, nor will it be made directly or indirectly in or into Canada, Australia or Japan and the Proposals will not be capable of acceptance by any such use, means, instrumentality or facility or from within the United States, Canada, Australia or Japan or any other such jurisdiction if to do so would constitute a violation of the relevant laws of such jurisdiction. Accordingly, copies of this announcement are not being, will not be and must not be mailed or otherwise forwarded, distributed or sent in, into or from Canada, Australia or Japan or any other such jurisdiction if to do so would constitute a violation of the relevant laws of such jurisdiction and persons receiving this announcement (including without limitation custodians, nominees and trustees) must not mail, forward, distribute or send them in, into or from Canada, Australia or Japan or any other such jurisdiction if to do so would constitute a violation of the relevant laws of such jurisdiction.

This announcement, including information included or incorporated by reference in this announcement, may contain “forward-looking statements” concerning Reynolds and Reynolds UK, Reynolds and Reynolds and DCS. Generally, the words “will”, “may”, “should”, “continue”, “believes”, “expects”, “intends”, “anticipates” or similar expressions identify forward-looking statements. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Many of these risks and uncertainties relate to factors that are beyond the companies’ abilities to control or estimate precisely, such as future market conditions and the behaviours of other market participants, and therefore undue reliance should not be placed on such statements. Reynolds and Reynolds UK, Reynolds and Reynolds and DCS assume no obligation and do not intend to update these forward-looking statements, except as required pursuant to applicable law.

Not for release, publication or distribution, in whole or in part, in, into or from Canada, Australia or Japan or any other jurisdiction where to do so would constitute a violation of the relevant laws of such jurisdiction

PRESS ANNOUNCEMENT

FOR IMMEDIATE RELEASE

24 May 2006

RECOMMENDED PROPOSALS FOR THE ACQUISITION OF DCS GROUP PLC (“DCS”) BY REYNOLDS & REYNOLDS UK HOLDING LIMITED (“REYNOLDS AND REYNOLDS UK”), A SUBSIDIARY OF THE REYNOLDS AND REYNOLDS COMPANY (“REYNOLDS AND REYNOLDS”)

1. Introduction

The boards of Reynolds and Reynolds UK and DCS announce that they have reached agreement on the terms of recommended Proposals for the cash acquisition of DCS by Reynolds and Reynolds UK. It is intended that the Proposals be effected by way of a Court sanctioned scheme of arrangement under section 425 of the Companies Act.

Reynolds and Reynolds UK is a newly incorporated company formed by Reynolds and Reynolds in the UK specifically for the purpose of implementing the Proposals. Reynolds and Reynolds UK is a wholly owned subsidiary of Reynolds and Reynolds Netherlands B.V., which is in turn a wholly owned subsidiary of Reynolds and Reynolds.

The Proposals value each DCS Share at 31.5 pence, which values the existing issued and to be issued share capital of DCS, taking into account the exercise of all outstanding options, at approximately £10.9 million.

2. Recommendation

The DCS Directors, who have been so advised by Close Brothers, consider the terms of the Proposals to be fair and reasonable. In providing advice on the Proposals to the DCS Directors, Close Brothers has taken into account the commercial assessments of the DCS Directors.

Accordingly, the DCS Directors intend unanimously to recommend that all DCS Shareholders vote in favour of the Scheme at the Court Meeting and the Special Resolution to be proposed at the EGM. Each of the DCS Directors has irrevocably undertaken to vote or to use best endeavours to procure that the relevant registered shareholder votes, or has procured that the relevant registered shareholder has irrevocably undertaken to vote, in favour of the Proposals in respect of the DCS Shares beneficially owned by such DCS Director, which amount, in aggregate, to 614,143 DCS Shares representing approximately 2.0 per cent. of the existing issued ordinary share capital of DCS. These undertakings will continue to be binding if any higher competing offer is made for DCS.

3. Summary of the Proposals

It is intended that the Proposals will be implemented by way of the Scheme. Under the terms of the Scheme, which will be subject to the conditions set out below and in Appendix I of this announcement, and to be set out in the Scheme Document, DCS Shareholders on the register of members of DCS at the Scheme Record Time will receive:

for each DCS Share 31.5 pence in cash

The Proposals value the existing issued and to be issued share capital of DCS, taking into account the exercise of all outstanding options, at approximately £10.9 million. The terms of the Proposals imply an enterprise value for DCS of approximately £21.7 million, including net debt as at 31 December 2005 of approximately £10.8 million. Net debt is stated before the receipt of deferred consideration of £3.4 million due to DCS in relation to DCS’s disposal of its transport and logistics division to Four Soft B.V. in September 2005.

The amount DCS Shareholders will receive under the Proposals represents:

- a premium of approximately 90.9 per cent. over the Closing Price of 16.5 pence per DCS Share on 24 March 2006, being the last Business Day prior to the commencement of the Offer Period; and

- a premium of approximately 155.2 per cent. over the average Closing Price of 12.3 pence per DCS Share for the three months prior to the commencement of the Offer Period.

4. Irrevocable undertakings

Reynolds and Reynolds UK has received irrevocable undertakings to vote in favour of the Scheme at the Court Meeting and the Special Resolution to be proposed at the EGM in respect of a total of 11,990,787 DCS Shares, representing, in aggregate, approximately 38.8 per cent. of DCS’s existing issued share capital, as follows:

(a)	each of the DCS Directors, being Andy Forsyth, Stephen Yapp, Colin Amies, Michael Sutton and Ben Gujral has irrevocably undertaken to vote or to use best endeavours to procure that the relevant registered shareholder votes, or has procured that the relevant registered shareholder has irrevocably undertaken to vote, in favour of the Scheme at the Court Meeting and the Special Resolution to be proposed at the EGM in respect of the DCS Shares beneficially owned by such DCS Director, as noted below, representing, in aggregate, approximately 2.0 per cent. of the existing issued ordinary share capital of DCS:

Rensburg Client Nominees (nominee of Andy Forsyth)	321,078
Stephen Yapp	166,665
Colin Amies	110,400
Michael Sutton	10,000
Ben Gujral	6,000

(b)	Barclays Bank PLC has irrevocably undertaken to vote in favour of the Scheme at the Court Meeting and in favour of the Special Resolution to be proposed at the EGM in respect of 5,873,665 DCS Shares, representing approximately 19.0 per cent. of the existing issued ordinary share capital of DCS;

(c)	Southwind Limited, in its capacity as nominee for Bob Morton, has irrevocably undertaken to vote in favour of the Scheme at the Court Meeting and in favour of the Special Resolution to be proposed at the EGM in respect of 2,450,000 DCS Shares, representing approximately 7.9 per cent. of the existing issued ordinary share capital of DCS;

(d)	Forest Nominees Limited, in its capacity as nominee for T and N Holdings Limited, has irrevocably undertaken to vote in favour of the Scheme at the Court Meeting and in favour of the Special Resolution to be proposed at the EGM in respect of 1,500,000 DCS Shares, representing approximately 4.9 per cent. of the existing issued ordinary share capital of DCS;

(e)	Forest Nominees Limited, in its capacity as nominee for Harry Vernon and E M Vernon, has irrevocably undertaken to vote in favour of the Scheme at the Court Meeting and in favour of the Special Resolution to be proposed at the EGM in respect of 700,000 DCS Shares, representing approximately 2.3 per cent. of the existing issued ordinary share capital of DCS;

(f)	HSBC Global Custody Nominee (UK) Limited, in its capacity as nominee for the Robin Lodge Family Trust, has irrevocably undertaken to vote in favour of the Scheme at the Court Meeting and in favour of the Special Resolution to be proposed at the EGM in respect of 505,406 DCS Shares, representing approximately 1.6 per cent. of the existing issued ordinary share capital of DCS; and

(g)	Jean Louis Manpu has irrevocably undertaken to vote, or to use best endeavours to procure that the relevant registered shareholder votes, in favour of the Scheme at the Court Meeting and the Special Resolution to be proposed at the EGM in respect of his beneficial holding of 347,573 DCS Shares, representing approximately 1.1 per 9 cent. of the existing issued ordinary share capital of DCS.

The terms of all of these irrevocable undertakings will continue to be binding if a higher competing offer is made for DCS. All of the irrevocable undertakings will terminate if the Scheme (or any replacement takeover Offer) lapses or is withdrawn.

5. Background to and reasons for the Proposals

Following an approach from the management team of Reynolds and Reynolds, the DCS Directors have sought to maximise shareholder value. The amount DCS Shareholders will receive under the Proposals represents a significant premium to the Closing Price on 24 March 2006, being the last Business Day prior to the commencement of the Offer Period, and the DCS Directors believe that it provides certainty and value to DCS Shareholders.

Reynolds and Reynolds is a market leader in delivering information technology, software solutions and professional services that support the automotive retailing industry. It is a strategic priority for Reynolds and Reynolds to develop further its geographic presence in its core international markets. The Directors of Reynolds and Reynolds UK believe that DCS’s scale in Germany, France, the UK, Switzerland and Spain clearly fits within this strategy. Following the acquisition, Reynolds and Reynolds will serve more than 15,000 dealers worldwide as compared with approximately 11,000 today.

The Directors of Reynolds and Reynolds UK believe that the integration of DCS’s customer base and product offering will bring benefits to both companies’ customers. It will enhance Reynolds and Reynolds’s ability to offer its broad range of additional product solutions to DCS’s large existing customer base, which includes the great majority of the top automotive manufacturers in Europe, and may also provide opportunities to market certain of DCS’s products to Reynolds and Reynolds’s existing customer base.

6. Information on DCS

DCS is a provider of solutions and services to the automotive retail sector primarily in Europe, where it is one of the largest dedicated suppliers, but also with growing opportunities in Asia.

On 30 March 2006, DCS announced its full year Preliminary Results for the year ended 31 December 2005. For the financial year ended 31 December 2005, DCS achieved turnover on continuing activities of £26.8 million (2004: £30.2 million) and operating profit before amortisation of goodwill on continuing activities of £0.5 million (2004: £0.5 million). It had gross assets of £14.4 million at 31 December 2005.

7. Information on Reynolds and Reynolds UK and Reynolds and Reynolds

Reynolds and Reynolds UK is a recently incorporated, wholly owned subsidiary of Reynolds and Reynolds Netherlands B.V., which is in turn a wholly owned subsidiary of Reynolds and Reynolds. Reynolds and Reynolds UK is incorporated in the UK and has not traded since its incorporation nor has it entered into any obligation other than in connection with the Proposals. The only directors of Reynolds and Reynolds UK are Finbarr J O’Neill, Gregory T Geswein and Douglas M Ventura. Finbarr O’Neill is the President and Chief Executive Officer of Reynolds and Reynolds, Gregory Geswein is the Senior Vice President and Chief Financial Officer of Reynolds and Reynolds and Doug Ventura is the Executive Vice President of International Operations of Reynolds and Reynolds.

Founded in 1866, Reynolds and Reynolds was listed on the New York Stock Exchange in 1961. Reynolds and Reynolds currently has a market capitalisation of approximately US$1.8 billion.

Reynolds and Reynolds is a market leader in delivering information technology, software solutions, and professional services that support the automotive retailing industry. Its product, service and training solutions include a full range of retail web and customer relationship management solutions, e-learning and consulting services, documents, data management and integration, networking and support and leasing services.

Reynolds and Reynolds helps automobile dealers sell cars and take care of customers. Serving dealers since 1927, it is a leading provider of dealer management systems in the U.S. and Canada. Reynolds and Reynolds ranked ahead of its major competitor in the most recent study of dealership satisfaction by the National Automobile Dealers Association. The company’s award-winning product, service and training solutions include a full range of retail web and customer relationship management solutions, e-learning and consulting services, documents, data management and integration, networking and support and leasing services. Seventy of the 2005 Ward’s Dealer Business e-Dealer 100 leaders rely on Reynolds and Reynolds Web Solutions to manage their presence on the Internet. Reynolds and Reynolds serves automotive retailers and original equipment manufacturers globally through its Incadea solution and a worldwide partner network, as well as through its consulting practice.

Reynolds and Reynolds’s customers comprise almost two-thirds of the automobile dealers and nearly all car manufacturers doing business in the US and Canada. Globally, Reynolds and Reynolds serves customers in 36 countries through its Incadea Dealer Management System solution and an international network of partners in Europe, Asia and Latin America. Reynolds and Reynolds is seeking to expand its operations in Europe by acquisitions as well as organic growth. The acquisition of DCS will add scale and supplement the existing business of Reynolds and Reynolds in Europe.

8. Financing for the Proposals

The cash consideration payable under the Proposals will be funded using Reynolds and Reynolds’s existing cash resources. Hawkpoint is satisfied that the necessary financial resources are available to Reynolds and Reynolds UK to enable it to satisfy in full the consideration payable by Reynolds and Reynolds UK under the Scheme.

Reynolds and Reynolds UK intends to repay in full, or procure the repayment in full of, DCS’s outstanding banking facility in accordance with its terms following the Scheme becoming effective.

9. Management and employees

The Board of Reynolds and Reynolds UK has given assurances to the DCS Directors that, on the Scheme becoming effective, the existing employment rights of all management and employees of DCS will be fully safeguarded and pension obligations complied with. Reynolds and Reynolds UK’s plans for DCS do not involve any material change in the conditions of employment of DCS employees.

In addition Reynolds and Reynolds UK can confirm that, on the Scheme becoming effective, the existing employment rights of Reynolds and Reynolds’ management and employees will be fully safeguarded and pension obligations complied with. There are no plans materially to change the conditions of employment of employees of Reynolds and Reynolds.

It is expected that integration of DCS’s and Reynolds and Reynolds’ businesses will result in some headcount reduction in the short term following the Scheme becoming effective. This will principally result from integration of administrative and business support functions and will be subject to consultation obligations under relevant laws. In the mid and longer terms, evaluation of the business needs and operational efficiencies of the enlarged Reynolds and Reynolds group in each relevant country may (subject to consultation obligations under relevant laws) result in relocation of some of DCS’s and/or Reynolds and Reynolds’ business operations and/or some rationalisation of DCS’s and/or Reynolds and Reynolds’ workforces.

Stephen Yapp, Ben Gujral and Andy Forsyth intend to resign from the Board of DCS upon the Scheme becoming effective. Stephen Yapp also intends to resign as Chief Executive Officer of DCS with effect from (or shortly after) the Scheme becoming effective and will be paid his full contractual entitlement under his service contract, including payment in lieu of working his notice period. Following his resignation, Reynolds and Reynolds UK intends to appoint Stephen Yapp as a short-term part-time consultant to the enlarged Reynolds and Reynolds group for a transitional period.

It is intended that Ben Gujral and Andy Forsyth, currently Group Finance Director and Business Development Director of DCS respectively, will be retained by the enlarged Reynolds and Reynolds group on substantially the same terms as their current terms. Ben Gujral is expected to assume the role of Finance Director for Reynolds and Reynolds’ international group operations and Andy Forsyth is expected to continue in his current capacity supporting the technical direction of the combined operations.

The non-executive directors of DCS intend to retire from the Board of DCS shortly after the Scheme becomes effective. They will receive compensation equivalent to the amount they would have received if they had been entitled to payment in lieu of notice. The present expectation of the non-executive directors of DCS is that they will have no continuing business involvement with DCS.

10. DCS Option Schemes

Outstanding options granted under the DCS Option Schemes which are not already exercisable will become exercisable as a result of the Scheme becoming effective. Any DCS Shares issued on the exercise of options prior to the Hearing Record Time will be subject to the terms of the Scheme. However, the Scheme will not extend to the DCS Shares issued on or after the Hearing Record Time to DCS Optionholders.

Appropriate proposals for the exercise of outstanding options will be made to DCS Optionholders at the same time as the Scheme Document is sent to DCS Shareholders. Subject to the approval by DCS Shareholders of the amendment to the articles of association of DCS at the EGM and subject to the Scheme becoming effective, the proposals will require DCS Optionholders to sell any DCS Shares issued after the Hearing Record Date to Reynolds and Reynolds UK for the same consideration per DCS Share as is receivable under the Scheme. Details of these proposals will be set out in the Scheme Document and in a letter to DCS Optionholders.

11. Structure of the Proposals

It is intended that the Proposals will be implemented by way of a Court sanctioned scheme of arrangement under section 425 of the Companies Act. The Scheme is a statutory procedure between DCS and the Scheme Shareholders and is subject to the approval of the Court. The purpose of the Scheme is to provide for Reynolds and Reynolds UK to become the owner of the whole of the issued share capital of DCS, to be achieved by the cancellation of the Scheme Shares held by DCS Shareholders and the application of the reserve arising from such cancellation in paying up in full a number of new DCS Shares which is equal to the number of Scheme Shares cancelled and issuing the same to Reynolds and Reynolds UK and/or its nominee(s), in consideration for which the Scheme Shareholders will receive cash on the basis set out in paragraph 3 of this announcement. The Scheme is subject to the conditions and certain further terms referred to in Appendix I of this announcement. In particular, it requires the approval of DCS Shareholders by the passing of a resolution at the Court Meeting, expected to be held on 5 July 2006. The resolution will be passed if it is approved by a majority in number of the DCS Shareholders present and voting (and entitled to vote) at the Court Meeting (or at any adjournment thereof), either in person or by proxy, and representing not less than 75 per cent. in value of all DCS Shares that are voted at the Court Meeting (or at any adjournment thereof).

Implementation of the Scheme will also require the passing of the Special Resolution and sanctioning of the related Capital Reduction (requiring the approval of DCS Shareholders entitled to vote and representing at least 75 per cent. of the votes cast at the EGM (or at any adjournment thereof), which will be held immediately after the Court Meeting). In respect of the Special Resolution, DCS Shareholders will be entitled to cast one vote for each DCS Share held.

Following the Meetings, the Scheme and the related reduction of DCS’s share capital must be sanctioned by the Court and will only become effective upon delivery to the Registrar of Companies of a copy of the Order sanctioning the Scheme and confirming the Capital Reduction and, in relation to the Capital Reduction, the registration of such Order. Upon the Scheme becoming effective, it will be binding on all DCS Shareholders, irrespective of whether or not they attended or voted at the Court Meeting or the EGM.

It is expected that the Scheme Document will be posted to DCS Shareholders by 13 June 2006 and that the Scheme will become effective by 27 July 2006, subject to the satisfaction of all relevant conditions.

12. Disclosure of interests in DCS

Neither Reynolds and Reynolds UK nor the directors of Reynolds and Reynolds UK nor, so far as Reynolds and Reynolds UK is aware, any party acting in concert with Reynolds and Reynolds UK, owns or controls any DCS Shares or holds any options to purchase DCS Shares or any derivative referenced to securities of DCS which remains outstanding.

13. De-listing

Prior to the Scheme becoming effective, Reynolds and Reynolds UK intends to procure the making of an application by DCS to the London Stock Exchange for the cancellation of the listing and admission to trading of DCS Shares on AIM. On the Scheme becoming effective, share certificates in respect of DCS Shares will cease to be valid and should be destroyed. In addition, entitlements to DCS Shares held within the CREST system will be cancelled on the Effective Date. It is intended that DCS Shares will cease to be admitted to trading on AIM on or shortly after the Scheme becomes effective.

14. Dealing disclosure requirements

Under the provisions of Rule 8.3 of the City Code, if any person is, or becomes, “interested” (directly or indirectly) in 1.0 per cent. or more of any class of “relevant securities” of DCS, all “dealings” in any “relevant securities” of DCS (including by means of an option in respect of, or a derivative referenced to, any such “relevant securities”) must be publicly disclosed by no later than 3.30 p.m. (London time) on the London business day following the date of the relevant transaction. This requirement will continue until the date on which the Proposals become, or are declared, unconditional as to acceptances, become effective, lapse or are otherwise withdrawn or on which the “offer period” otherwise ends. If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire an “interest” in “relevant securities” of DCS, they will be deemed to be a single person for the purpose of Rule 8.3.

Under the provisions of Rule 8.1 of the City Code, all “dealings” in “relevant securities” of DCS by Reynolds and Reynolds UK or DCS, or by any of their respective “associates”, must be disclosed by no later than 12.00 noon (London time) on the London business day following the date of the relevant transaction.

A disclosure table, giving details of the companies in whose “relevant securities” “dealings” should be disclosed, and the number of such securities in issue, can be found on the Takeover Panel’s website at www.thetakeoverpanel.org.uk.

“Interests in securities” arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an “interest” by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities. Terms in quotation marks are defined in the City Code, which can also be found on the Panel’s website. If you are in any doubt as to whether or not you are required to disclose a “dealing” under Rule 8, you should consult the Panel.

15. Other

The availability of the Proposals to persons not resident in the UK may be affected by the laws of the relevant jurisdiction. Any persons who are subject to the laws of any jurisdiction other than the UK should inform themselves about and observe any applicable requirements. Reynolds and Reynolds UK reserves the right to elect to implement the Proposals by making a takeover offer for the entire issued and to be issued share capital of DCS. If Reynolds and Reynolds UK elects to implement the Proposals by a takeover offer, that offer will be implemented on the same erms, so far as applicable, as those which would apply to the Scheme. Further, if sufficient acceptances of such offer are received and/or sufficient DCS Shares are otherwise acquired, it is the intention of Reynolds and Reynolds UK to apply the provisions of sections 428 to 430F (inclusive) of the Companies Act to acquire compulsorily any outstanding DCS Shares to which such offer relates.

Reynolds and Reynolds UK and DCS entered into an implementation agreement on 24 May 2006, which sets out the various matters in relation to the Proposals. Further information regarding that agreement will be set out in the Scheme Document.

Appendix I sets out the conditions and principal further terms of the Proposals. Appendix II contains source notes relating to certain information contained in this announcement. Certain terms used in this announcement are defined in Appendix III to this announcement.

Reynolds and Reynolds will be releasing a press announcement in relation to the proposed acquisition of DCS separately.

Enquiries:
Reynolds and Reynolds UK
and Reynolds and Reynolds
Mark Feighery (Media)
John Shave (Investors)
Hawkpoint
(financial adviser to Reynolds and
Reynolds UK and Reynolds and Reynolds)
Ben Mingay
Alastair Rogers
DCS Group plc
Stephen Yapp
Ben Gujral
Close Brothers
(financial adviser to DCS)
Stephen Aulsebrook
James Craven
Citigate Dewe Rogerson
Tel: +1 937 485 8107 Tel: +1 937 485 1633 Tel: +44 (0)20 7665 4500 Tel: +44 (0)1926 488 200 Tel: +44 (0)20 7655 3100 Tel: +44 (0)20 7638 9571

(PR adviser to DCS)

Virginia Pulbrook

Hawkpoint, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for Reynolds and Reynolds UK and Reynolds and Reynolds and no one else in connection with the Proposals and will not be responsible to anyone other than Reynolds and Reynolds UK and Reynolds and Reynolds for providing the protections afforded to its customers or for providing advice in relation to the Proposals or in relation to the contents of this announcement or any transaction or arrangement referred to herein.

Close Brothers, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for DCS and no one else in connection with the Proposals and will not be responsible to anyone other than DCS for providing the protections afforded to its customers or for providing advice in relation to the Proposals or in relation to the contents of this announcement or any transaction or arrangement referred to herein.

This announcement is not intended to and does not constitute, or form any part of, an offer or an invitation to purchase any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Proposals or otherwise. The Proposals will be made solely through the Scheme Document, which will contain the full terms and conditions of the Proposals, including details of how to vote in favour of the Proposals. Any acceptance or other response to the Proposals should be made only on the basis of the information contained in the Scheme Document. The laws of relevant jurisdictions may affect the availability of the Proposals to persons not resident in the United Kingdom. Persons who are not resident in the United Kingdom, or who are subject to the laws of any jurisdiction other than the United Kingdom, should inform themselves about, and observe, any applicable legal and regulatory requirements.

The Proposals will not be made, directly or indirectly, in or into the United States or by use of the mails of, or by any means or instrumentality (including, without limitation, facsimile or other electronic transmission, telex or telephone) of inter-state or foreign commerce of, or any facility of, a national, state or other securities exchange of, the United States, nor will it be made directly or indirectly in or into Canada, Australia or Japan and the Proposals will not be capable of acceptance by any such use, means, instrumentality or facility or from within the United States, Canada, Australia or Japan or any other such jurisdiction if to do so would constitute a violation of the relevant laws of such jurisdiction.

Accordingly, copies of this announcement are not being, will not be and must not be mailed or otherwise forwarded, distributed or sent in, into or from Canada, Australia or Japan or any other such jurisdiction if to do so would constitute a violation of the relevant laws of such jurisdiction and persons receiving this announcement (including without limitation custodians, nominees and trustees) must not mail, forward, distribute or send them in, into or from Canada, Australia or Japan or any other such jurisdiction if to do so would constitute a violation of the relevant laws of such jurisdiction. This announcement, including information included or incorporated by reference in this announcement, may contain “forward-looking statements” concerning Reynolds and Reynolds UK, Reynolds and Reynolds and DCS. Generally, the words “will”, “may”, “should”, “continue”, “believes”, “expects”, “intends”, “anticipates” or similar expressions identify forward-looking statements. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Many of these risks and uncertainties relate to factors that are beyond the companies’ abilities to control or estimate precisely, such as future market conditions and the behaviours of other market participants, and therefore undue reliance should not be placed on such statements. Reynolds and Reynolds UK, Reynolds and Reynolds and DCS assume no obligation and do not intend to update these forward-looking statements, except as required pursuant to applicable law.

APPENDIX I

CONDITIONS AND PRINCIPAL FURTHER TERMS OF THE

PROPOSALS

1. The Proposals will be conditional upon the Scheme becoming unconditional and becoming effective, subject to the City Code, by not later than 31 October 2006, or such later date (if any) as DCS and Reynolds and Reynolds UK may agree and (if required) the Court may allow. The Scheme will be conditional upon:

(a)	approval of the Scheme by a majority in number, representing 75 per cent. or more in value, of those DCS Shareholders who are present and vote, either in person or by proxy, at the Court Meeting (or at any adjournment thereof);

(b)	the Special Resolution set out in the notice of the EGM being duly passed by the requisite majority at the EGM (or at any adjournment thereof); and (c) the sanction (without modification or with modification as agreed by DCS and Reynolds and Reynolds UK) of the Scheme and the confirmation of the Capital Reduction by the Court, an office copy of the Order and the minute of the Capital Reduction attached thereto being delivered for registration to the Registrar of Companies in England and Wales and, in relation to the Capital Reduction, being registered.

2. In addition, DCS and Reynolds and Reynolds UK have agreed that the Scheme is conditional upon the following matters and, accordingly, the necessary actions to make the Proposals effective will not be taken unless such conditions (as amended if appropriate by written agreement between DCS and Reynolds and Reynolds UK and as agreed with the Panel) have been satisfied or waived:

(a)	no Third Party having intervened (as defined below) and no statute, regulation, order or other matter being outstanding which in each case would reasonably be expected to:

(i)	make the Proposals, their implementation or the acquisition or proposed acquisition by Reynolds and Reynolds UK or any member of the Wider Reynolds and Reynolds Group of any or all shares or other securities (or the equivalent) in, or control or management of, DCS or any member of the Wider DCS Group void, illegal or unenforceable in or under the laws of any relevant jurisdiction, or otherwise directly or indirectly materially restrain, prevent, prohibit, restrict or delay the same or impose additional material conditions or obligations with respect to the Proposals or such acquisition, or otherwise materially impede, challenge or interfere with the Proposals or such acquisition, or require material amendment to the terms of the Proposals or the acquisition or proposed acquisition of any DCS Shares or the acquisition of control or management of DCS or the Wider DCS Group by Reynolds and Reynolds UK or any member of the Wider Reynolds and Reynolds Group;

(ii)	impose any material limitation or result in any material delay in the ability of any member of the Wider Reynolds and Reynolds Group or any member of the Wider DCS Group to acquire or to hold or to exercise effectively, directly or indirectly, all or any rights of ownership in respect of shares or other securities (or the equivalent) in, or to exercise voting or management control over, any member of the Wider DCS Group or any member of the Wider Reynolds and Reynolds Group to an extent which is material in the context of the Proposals;

(iii)	require, prevent or materially delay the divestiture or alter the terms envisaged for any proposed divestiture by any member of the Wider Reynolds and Reynolds Group of any shares or other securities (or the equivalent) in the Wider DCS Group to an extent which is material in the context of the Proposals;

(iv)	require, prevent or delay the divestiture or alter the terms envisaged for any proposed divestiture by any member of the Wider Reynolds and Reynolds Group or by any member of the Wider DCS Group of all or any material portion of their respective businesses, assets or properties or limit the ability of any of them to conduct any of their respective businesses or to own or control any of their respective assets or properties or any part thereof to an extent which is material in the context of the Wider DCS Group taken as a whole or the Wider Reynolds and Reynolds Group taken as a whole;

(v)	except as required pursuant to the City Code or pursuant to Part XIIIA of the Companies Act, require any member of the Wider Reynolds and Reynolds Group or of the Wider DCS Group to acquire, or to offer to acquire, any shares or other securities (or the equivalent) in any member of either group owned by any third party or to sell or offer to sell any shares or other securities (or the equivalent in), or any asset of any member of the Wider DCS Group to an extent which is material in the context of the Wider DCS Group taken as a whole or the Wider Reynolds and Reynolds Group taken as a whole;

(vi)	impose any material limitation on the ability of any member of the Wider Reynolds and Reynolds Group or of the Wider DCS Group to conduct or integrate or coordinate its business, or any material part of it, with the businesses or any part of the businesses of any other member of the Wider Reynolds and Reynolds Group or of the Wider DCS Group to an extent which is material in the context of the Proposals;

(vii)	result in any member of the Wider Reynolds and Reynolds Group or the Wider DCS Group ceasing to be able to carry on business under any name under which it presently does so to an extent which is material in the context of the Wider DCS Group taken as a whole or the Wider Reynolds and Reynolds Group taken as a whole;

(viii)	otherwise adversely affect the business, assets, profits, financial or trading position or prospects of any member of the Wider DCS Group or of the Wider Reynolds and Reynolds Group to an extent which is material in the context of the Wider DCS Group or of the Wider Reynolds and Reynolds Group respectively;

(b)	all applicable time periods during which any Third Party could decide to take, implement, institute or threaten any such action, proceeding, suit, investigation, enquiry or reference as referred to in condition 2(a) above or otherwise intervene under the laws or regulations of any relevant jurisdiction having expired, lapsed or been terminated;

(c)	without limitation to condition 2(a) above, insofar as the merger provisions of the Enterprise Act 2002 may be applicable, the Office of Fair Trading indicating in terms satisfactory to Reynolds and Reynolds UK that it does not intend to refer the proposed acquisition of DCS by Reynolds and Reynolds UK, or any matter arising therefrom, to the Competition Commission, or the statutory period (including any extensions of such time period) under section 97 of the Enterprise Act 2002 for any such referral expiring without such reference having been made, or the Office of Fair Trading accepting undertakings from Reynolds and Reynolds UK in terms satisfactory to Reynolds and Reynolds UK, in lieu of referring the proposed acquisition by Reynolds and Reynolds UK of DCS, or any matter arising therefrom, to the Competition Commission;

(d)	the time limit for an application under section 120(1) of the Enterprise Act 2002 in respect of a decision by the Office of Fair Trading relating to the Proposals having expired without such application being made;

(e)	all necessary notifications and filings having been made, all applicable time periods (including any extensions of such waiting and other time periods) under any applicable legislation or regulation of any relevant jurisdiction having expired, lapsed or been terminated (as appropriate) and all statutory or regulatory obligations in any relevant jurisdiction having been complied with in all material respects in each case in connection with the Proposals or the acquisition or proposed acquisition of any shares or other securities (or the equivalent) in DCS or control (directly or indirectly) of DCS or any other member of the Wider DCS Group by any member of the Wider Reynolds and Reynolds Group or the carrying on by any member of the Wider DCS Group of its business, where the absence thereof would have a material adverse affect in the context of the Wider DCS Group taken as a whole;

(f)	all necessary Authorisations in any jurisdiction for or in respect of the Proposals or the acquisition or proposed acquisition of any shares or other securities in DCS or control (directly or indirectly) of DCS or any other member of the Wider DCS Group by any member of the Wider Reynolds and Reynolds Group or the carrying on by any member of the Wider DCS Group of its business in any jurisdiction having been obtained, in terms and in a form satisfactory to Reynolds and Reynolds UK (acting reasonably), from all appropriate Third Parties or from any persons or bodies with whom any member of the Wider DCS Group has entered into contractual arrangements, in each case where the absence of such Authorisation would have a material adverse effect in the context of the Wider DCS Group and all such Authorisations remaining in full force and effect at the time at which the Proposals become otherwise unconditional in all respects and there being no notice of any intention to revoke, suspend, restrict, adversely modify or not to renew any of the same;

(g)	except as disclosed in the Annual Report and Accounts or Preliminary Results of DCS, or as otherwise publicly announced by DCS (by the delivery of an announcement to a Regulatory Information Service), or as otherwise fairly disclosed to Reynolds and Reynolds UK or Reynolds and Reynolds by or on behalf of DCS prior to the date of this announcement, there being no provision of any arrangement, agreement, licence, permit, franchise or other instrument to which any member of the Wider DCS Group is a party, or by or to which any such member or any of its assets is or are or may be bound, entitled or subject or any circumstance, which, in each case, as a consequence of the Proposals or the acquisition or proposed acquisition of any shares or other securities in, or control of, DCS or any other member of the Wider DCS Group by any member of the Wider Reynolds and Reynolds Group or otherwise, could or might reasonably be expected to result in, in any case, to an extent which is or would be material in the context of the Wider DCS Group taken as a whole:

(i)	any monies borrowed by or any other indebtedness or liabilities (actual or contingent) of, or any grant available to, any member of the Wider DCS Group being or becoming repayable or capable of being declared repayable immediately or prior to its stated repayment date or the ability of any member of the Wider DCS Group to borrow monies or incur any indebtedness being withdrawn or inhibited or becoming capable of being withdrawn;

(ii)	the creation or enforcement of any mortgage, charge or other security interest over the whole or any material part of the business, property, assets or interests of any member of the Wider DCS Group or any such mortgage, charge or other security interest (wherever created, arising or having arisen) becoming enforceable;

(iii)	any such arrangement, agreement, licence, permit, franchise or instrument, or the rights, liabilities, obligations or interests of any member of the Wider DCS Group thereunder, or the interests or business of any such member in or with any other person, firm, company or body (or any arrangement or arrangements relating to any such interests or business) being, or becoming capable of being, terminated or adversely modified or affected or any adverse action being taken or any onerous obligation or liability arising thereunder;

(iv)	any asset or interest of any member of the Wider DCS Group being or falling to be disposed of or ceasing to be available to any member of the Wider DCS Group or any right arising under which any such asset or interest could be required to be disposed of or could cease to be available to any member of the Wider DCS Group, in each case, otherwise than in the ordinary course of business;

(v)	any member of the Wider DCS Group ceasing to be able to carry on business under any name under which it presently does so;

(vi)	the creation of any liability (actual or contingent) by any member of the Wider DCS Group, otherwise than in the ordinary course of business;

(vii)	the rights, liabilities, obligations or interests of any member of the Wider DCS Group under any such arrangement, agreement, license, permit, franchise or other instrument or the interests or business of any such member in or with any other person, firm, company or body (or any arrangement or arrangements relating to any such interests or business) being terminated or adversely modified or affected;

(viii)	the financial or trading position or prospects of any member of the Wider DCS Group being prejudiced or adversely affected; and no event having occurred which, under any provision of any such arrangement, agreement, licence, permit or other instrument, could result in any of the events or circumstances which are referred to in paragraphs (i) to (viii) of this condition

(g)	in any case to an extent which is or would be material in the context of the Wider DCS Group taken as a whole;

(h)	since 31 December 2005 and except as disclosed in the Annual Report and Accounts of DCS or Preliminary Results of DCS, or as otherwise publicly announced by DCS (by the delivery of an announcement to a Regulatory Information Service), or as otherwise fairly disclosed to Reynolds and Reynolds UK or Reynolds and Reynolds by or on behalf of DCS prior to the date of this announcement, no member of the Wider DCS Group having (other than for the purposes of the Scheme or the Capital Reduction):

(i)	issued or agreed to issue, or authorised or proposed the issue of, additional shares or securities of any class, or securities convertible into or exchangeable for, or rights, warrants or options to subscribe for or acquire, any such shares, securities or convertible securities other than as between DCS and wholly-owned subsidiaries of DCS and other than any options granted under the DCS Option Schemes as fairly disclosed to Reynolds and Reynolds UK or Reynolds and Reynolds prior to the date of this announcement and any shares issued upon the exercise of any such options;

(ii)	purchased or redeemed or repaid any of its own shares or other securities or reduced or (other than in respect of the matters referred to in paragraph (i) above) made any other change to any part of its share capital which in either case would be material in the context of the Wider DCS Group taken as a whole;

(iii)	recommended, declared, issued, paid or made or proposed to recommend, declare, pay, issue or make any bonus issue, dividend or other distribution whether payable in cash or otherwise (other than to DCS or a wholly-owned subsidiary of DCS);

(iv)	made, committed to make, authorised, proposed or announced an intention to propose any material change in its share or loan capital (other than in respect of the matters mentioned in paragraph (i) above or in respect of transactions between DCS and a wholly owned subsidiary thereof);

(v)	(other than a transaction between DCS and a wholly-owned subsidiary of DCS) merged with, demerged or acquired any body corporate, partnership or business, or other than in the ordinary course of business, acquired or disposed of or transferred, mortgaged or charged or created any security interest over any assets or any right, title or interest in any assets (including shares in any undertaking and trade investments) or authorised the same (in each case which is material in the context of the Wider DCS Group taken as a whole);

(vi)	issued, authorised or proposed the issue of, or authorisation of or made any change in or to any debentures or (except in the ordinary course of business) incurred or increased any indebtedness or liability (actual or contingent), including pursuant to any agreements or arrangements existing prior to the date of this announcement, which in any case is material in the context of the Wider DCS Group taken as a whole;

(vii)	entered into, varied, or authorised any agreement, transaction, arrangement or commitment (whether in respect of capital expenditure or otherwise), and which in any case is reasonably likely to be material in the context of the Wider DCS Group taken as a whole or the Wider Reynolds and Reynolds Group taken as a whole, as the case may be, which: a. is of a long term, onerous or unusual nature or magnitude or which is reasonably likely to involve an obligation of such nature or magnitude; or b. which is reasonably likely to restrict the business of any member of the Wider DCS Group or any member of the Wider Reynolds and Reynolds Group; or c. is other than in the ordinary course of business;

(viii)	entered into or varied or made any offer to enter into or vary the terms of, any material contract, agreement or arrangement with any of the Directors of DCS or senior executives of any member of the Wider DCS Group;

(ix)	(other than by way of a solvent winding-up in respect of any member which is or was at the relevant time dormant) taken or proposed any corporate action or had any legal proceedings instituted or threatened in writing against it or petition presented or order made for its winding-up (voluntarily or otherwise), dissolution or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of all or any part of its assets and revenues or any analogous proceedings in any jurisdiction or appointed any analogous person in any jurisdiction which in any case is material in the context of the Wider DCS Group taken as a whole;

(x)	been unable, or admitted in writing that it is unable, to pay its debts as they fall due or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business which in any case is material in the context of the DCS Group taken as a whole;

(xi)	waived or compromised or settled any claim in a manner which is material in the context of the Wider DCS Group taken as a whole;

(xii)	made any alteration to its memorandum or articles of association (other than for the purposes of the Scheme or the Capital Reduction) that is material in the context of the Proposals;

(xiii)	implemented, effected or authorised, or proposed or announced its intention to implement, effect, authorise or propose any reconstruction, amalgamation, commitment, merger, scheme or other transaction or arrangement other than the Scheme and the Capital Reduction (in respect of itself or another member of the Wider DCS Group) except to an extent which is not material in the context of the Wider DCS Group taken as a whole;

(xiv)	amended or agreed to amend the terms (including the terms relating to acceleration or vesting) of any DCS Option Scheme, incentive scheme or (save as a consequence of annual pay reviews which take place in a manner consistent in all material respects with past practices) other benefit relating to any director of DCS, any managing director of DCS or the employees generally of the Wider DCS Group in a manner that is material in the context of the Wider DCS Group taken as a whole;

(xv)	entered into any agreement, transaction, arrangement or commitment or passed any resolution or made any offer (which remains open for acceptance) or proposed or announced any intention with respect to any of the transactions, matters or events referred to in this condition 2(h); (i)

(i)	since 31 December 2005 and except as disclosed in the Annual Report and Accounts or Preliminary Results of DCS, or as otherwise publicly announced by DCS (by the delivery of an announcement to a Regulatory Information Service), or as otherwise fairly disclosed to Reynolds and Reynolds UK or Reynolds and Reynolds by or on behalf of DCS prior to the date of this announcement:

(i)	there having been no adverse change or deterioration in the business, assets, financial or trading position or profit or prospects of any member of the Wider DCS Group which in any case is material in the context of the Wider DCS Group taken as a whole;

(ii)	no contingent or other liability of any member of the Wider DCS Group having arisen or become apparent or increased which is likely to have an adverse effect on such members and which in any case is material in the context of the Wider DCS Group taken as a whole;

(iii)	no litigation, arbitration proceedings, prosecution or other legal proceedings to which any member of the Wider DCS Group is or is reasonably likely to become a party (whether as plaintiff, defendant or otherwise) having been threatened, announced, implemented or instituted by or against or remaining outstanding against or in respect of any member of the Wider DCS Group which in any case is material in the context of the DCS Group taken as a whole; and

(iv)	Reynolds and Reynolds UK not having discovered that any member of the Wider DCS Group or any partnership, company or other entity in which any member of the Wider DCS Group has a significant economic interest is subject to any liability (actual or contingent) which is not disclosed in the Annual Report and Accounts or the Preliminary Results of DCS and which in any case is material in the context of the DCS Group taken as a whole;

(j)	except as disclosed in the Annual Report and Accounts or the Preliminary Results of DCS, or as otherwise publicly announced by DCS (by the delivery of an announcement to a Regulatory Information Service), or as otherwise fairly disclosed to Reynolds and Reynolds UK or Reynolds and Reynolds by or on behalf of DCS prior to the date of this announcement, Reynolds and Reynolds UK not having discovered that: (i) any financial or business or other information concerning the Wider DCS Group disclosed at any time by or on behalf of any member of the Wider DCS Group, to any member of the Wider Reynolds and Reynolds Group, whether publicly or otherwise, is materially misleading or contains any material misrepresentation of fact or omits to state a fact necessary to make any information contained therein not misleading and which was not subsequently corrected before the date of this announcement by disclosure either publicly or otherwise to Reynolds and Reynolds UK or Reynolds and Reynolds; and (ii) any information which affects the import of any information disclosed at any time prior to the date of this announcement by or on behalf of any member of the Wider DCS Group, to an extent which in any case is material in the context of the Wider DCS Group taken as a whole; and

(k)	except as disclosed in the Annual Report and Accounts or Preliminary Results of DCS, or as otherwise publicly announced by DCS (by the delivery of an announcement to a Regulatory Information Service), or as otherwise fairly disclosed to Reynolds and Reynolds UK or Reynolds and Reynolds by or on behalf of DCS prior to the date of this announcement, Reynolds and Reynolds UK not having discovered that:

(i)	any past or present member of the Wider DCS Group has not complied with any applicable legislation or regulations of any relevant jurisdiction with regard to the use, treatment, handling, storage, transport, release, disposal, discharge, spillage, leak or emission of any waste or hazardous substance or any substance likely to impair the environment or harm human health, or otherwise relating to environmental matters or the health and safety of any person, or that there has otherwise been any such use, treatment, handling, storage, transport, release, disposal, discharge, spillage, leak or emission (whether or not this constituted a non-compliance by any person with any legislation or regulations and wherever the same may have taken place) which, in any case, would be reasonably likely to give rise to any liability (whether actual or contingent) or cost on the part of any member of the Wider DCS Group which in any case is material in the context of the Wider DCS Group taken as a whole;

(ii)	there is, or is reasonably likely to be, any liability, (whether actual or contingent), or requirement to improve or install new plant or equipment or to make good, repair, reinstate or clean up any property now or previously owned, occupied or made use of by any past or present member of the Wider DCS Group or any other property or any controlled waters under any environmental legislation, regulation, notice, circular, order or other lawful requirement of any relevant authority or third party or otherwise which in any case is material in the context of the Wider DCS Group taken as a whole; or

(iii)	circumstances exist whereby a person or class of persons would be reasonably likely to have a claim in respect of any product or process of manufacture or materials used therein now or previously manufactured, sold or carried out (including without limitation with respect to ownership or infringement of intellectual property) by any member of the DCS Group which is or would be material in the context of the Wider DCS Group taken as a whole.

For the purpose of these conditions a Third Party shall be regarded as having ‘intervened’ if it has decided to take, institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference or made, proposed or enacted any statute, regulation, decision or order or taken any measures or other steps or required any action to be taken or information to be provided or otherwise having done anything and ‘intervene’ shall be construed accordingly.

3. Subject to the requirements of the Panel, Reynolds and Reynolds UK reserves the right to waive all or any of the above conditions, in whole or in part, except condition 1.4. The Proposals will lapse and the Scheme will not proceed if the Proposals or any part of them are referred by the Office of Fair Trading to the Competition Commission before the date of the Court Meeting.

5. If Reynolds and Reynolds UK is required by the Panel to make an offer for DCS Shares under the provisions of Rule 9 of the City Code, Reynolds and Reynolds UK may make such alterations to the terms and conditions of the Proposals as are necessary to comply with the provisions of that Rule.

6. The availability of the Proposals to persons not resident in the United Kingdom may be affected by the laws of the relevant jurisdictions. Persons who are not resident in the United Kingdom should inform themselves about and observe any applicable legal and regulatory requirements.

7. The Proposals will be on the terms and will be subject, inter alia, to the conditions which are set out in this Appendix and those terms which will be set out in the Scheme Document and such further terms as may be required to comply with the provisions of the City Code.

8. Reynolds and Reynolds UK reserves the right to elect to implement the Proposals by way of a takeover offer. In such event, such offer will be implemented on the same terms (subject to appropriate amendments, including (without limitation) an acceptance condition set at 90 per cent. of the shares to which the offer relates), so far as applicable, as those which would apply to the Scheme.

9. The Proposals and the Scheme are governed by English law and are subject to the jurisdiction of the English courts. The rules contained in the City Code, so far as they are appropriate, apply to the Proposals.

APPENDIX II

BASES AND SOURCES OF INFORMATION

(a)	The value placed by the Proposals on the existing issued and to be issued ordinary share capital of DCS and taking into account the value of all outstanding options and other statements made by reference to the existing issued and to be issued share capital of DCS are based upon 34,603,028 DCS Shares in issue on 23 May 2006 and such options where the exercise price is below the Cash Consideration and/or, as appropriate, where the relevant performance criteria have been met or waived.

(b)	The Closing Prices of DCS Shares are derived from the AIM section of the Daily Official List and represent closing middle market prices for DCS Shares on the relevant dates.

(c)	The market capitalisation of Reynolds and Reynolds is based upon the closing price per share of Reynolds and Reynolds’s Class A common shares as at 23 May 2006 and the 63.8 million Class A common shares in issue on 23 May 2006.

(d)	The closing price per share of Reynolds and Reynolds’s Class A common shares as at 23 May 2006 is derived from the New York Stock Exchange.

APPENDIX III

DEFINITIONS

The following definitions apply throughout this announcement, unless the context requires otherwise:

“AIM” Alternative Investment Market, a market operated by the London Stock Exchange

“Annual Report and Accounts of DCS” the annual report and accounts of DCS for the year ended 31 December 2005

“Associate” has the meaning given in section 430E of the Companies Act

“Australia” the Commonwealth of Australia, its states, its territories and possessions

“Authorisations” authorisations, orders, grants, recognitions, determinations, confirmations, consents, licences, clearance, certificates, permissions or approvals

“Board of Reynolds and Reynolds” the board of directors of Reynolds and Reynolds

“Board of Reynolds and Reynolds UK” the board of directors of Reynolds and Reynolds UK

“Business Day” a day, not being a public holiday, Saturday or Sunday, on which clearing banks in London are open for normal business

“Canada” Canada, its possessions, provinces and territories and all areas under its jurisdiction or any political sub-divisions thereof

“Capital Reduction” the proposed reduction of share capital of DCS provided for by the Scheme

“Cash Consideration” 31.5 pence per DCS Share

“City Code” The City Code on Takeovers and Mergers

“Close Brothers” Close Brothers Corporate Finance Limited, financial adviser to DCS

“Closing Price” the closing middle market quotation of a DCS Share as derived from the AIM section of the Daily Official List

“Competition Commission” the UK Competition Commission

“Companies Act” the Companies Act 1985, as amended

“Court” the High Court of Justice in England and Wales

“Court Meeting” the meeting of the DCS Shareholders (and any adjournment thereof) to be convened pursuant to an order of the Court pursuant to section 425 of the Companies Act for the purposes of considering and, if thought fit, approving the Scheme (with or without amendment)

“Daily Official List” the daily official list of the London Stock Exchange

“DCS” or the “Company” DCS Group plc

“DCS Directors” or “Directors of DCS” or “Board of DCS” the board of directors of DCS

“DCS Group” or “Group” DCS and its subsidiary undertakings

“DCS Optionholders” or “Optionholder” a holder of options under the DCS Option Schemes

“DCS Option Schemes” the Approved Share Option Scheme of DCS adopted on 18 May 1999 as amended on 18 May 1999, 11 June 1999, 14 November 2001, 16 May 2002 and 29 September 2005; the Unapproved Share Option Scheme adopted by DCS on 18 May 1999 and amended on 14 November 2001, 16 May 2002 and 29 September 2005; and the 2005 Enterprise Management Incentive Scheme adopted by DCS on 29 September 2005

“DCS Share(s)” the fully paid ordinary shares of 25 pence each in the capital of DCS

“DCS Shareholders” the holders of DCS Shares

“Effective Date” the day on which the Scheme becomes effective in accordance with its terms

“EGM” the extraordinary general meeting of the shareholders of DCS (and any adjournment thereof), convened in connection with the Proposals expected to be held at 10.15 a.m. on 5 July 2006 at the offices of CMS Cameron McKenna LLP, Mitre House, 160 Aldersgate Street, London EC1A 4DD, United Kingdom

“Hawkpoint” Hawkpoint Partners Limited, financial adviser to Reynolds and Reynolds UK and Reynolds and Reynolds

“Hearing” the hearing by the Court of the petition to sanction the Scheme and/or to confirm the associated reduction of capital and grant the Order (as the context requires)

“Hearing Date” the date of the commencement of the Hearing

“Hearing Record Time” 6.00 p.m. on the Business Day immediately preceding the Hearing Date

“Holder” a registered holder of DCS Shares

“Japan” Japan, its cities, prefectures, territories and possessions

“London Stock Exchange” London Stock Exchange plc or its successor

“Meetings” the Court Meeting and/or the EGM, as the case may be

“New York Stock Exchange” the New York Stock Exchange, Inc.

“Offer Period” the period commencing on 27 March 2006, being the date of the announcement by DCS that it was in discussions that may or may not lead to an offer for DCS, and ending on the Effective Date

“Order” the Order of the Court sanctioning the Scheme and confirming the reduction of share capital involved therein

“Panel” The Panel on Takeovers and Mergers

“Pound Sterling” or “£” UK pound sterling (and references to “pence” shall be construed accordingly)

“Preliminary Results” the unaudited preliminary results for DCS Group for the year ended 31 December 2005

“Proposals” the recommended cash acquisition by Reynolds and Reynolds UK of DCS by way of the Scheme and the other matters relevant thereto to be considered at the Court Meeting and the EGM and related arrangements (or if Reynolds and Reynolds UK so elects, to be implemented by a takeover offer)

“Registrar of Companies” the Registrar of Companies in England and Wales

“Reynolds and Reynolds” The Reynolds and Reynolds Company, which has its headquarters in Dayton, Ohio, and is listed on the New York Stock Exchange (NYSE: REY)

“Reynolds and Reynolds Group” Reynolds and Reynolds and its subsidiary undertakings

“Reynolds and Reynolds UK” Reynolds & Reynolds UK Holding Limited, a company incorporated in England and Wales with registered number 5752822, and an indirect wholly-owned subsidiary of Reynolds and Reynolds

“Scheme” the proposed scheme of arrangement of DCS pursuant to section 425 of the Companies Act between DCS and the holders of Scheme Shares, with or subject to any modification, addition or condition approved or imposed by the Court and agreed by DCS and Reynolds and Reynolds UK

“Scheme Document” the document to be posted to DCS Shareholders and others containing, among other things, the terms and conditions of the Proposals, certain information about DCS and Reynolds and Reynolds UK, the Scheme and the notices of the Meetings

“Scheme Record Time” 6.00 p.m. on the Business Day prior to the Effective Date

“Scheme Shareholders” Holders of Scheme Shares

“Scheme Shares” DCS Shares:

(a)	in issue at the date of the Scheme Document;

(b)	(if any) issued after the date of the Scheme Document and before the Voting Record Time; and

(c)	(if any) issued at or after the Voting Record Time and before the Hearing Record Time in respect of which the original or any subsequent holders thereof are, or shall have agreed in writing to be, bound by the Scheme, but excluding any DCS Shares held by Reynolds and Reynolds UK or its nominees

“Securities Act” the United States Securities Act of 1933, as amended

“subsidiary”, “subsidiary undertaking”, “associated undertaking” or “undertaking” shall be construed in accordance with the Companies Act

“Special Resolution” the special resolution to be proposed to be passed at the EGM in connection with, inter alia, amendments to be made to the articles of association of DCS, the approval of the Scheme and the sanctioning of the Capital Reduction

“Substantial Interest” a direct or indirect interest in 20 per cent. or more of the voting or equity capital (or equivalent) of an undertaking

“Third Party” any central bank, government, government department or governmental, quasi-governmental, supranational, statutory, regulatory or investigative body, authority (including any national anti-trust or merger control authority), trade agency, court, association, institution or professional or environmental body or any other person or body whatsoever in any jurisdiction

“United Kingdom” or “UK” the United Kingdom of Great Britain and Northern Ireland and its dependent territories

“United States”, “US” or “USA” the United States of America, its territories and possessions, any state of the United States of America, the District of Columbia and all other areas subject to its jurisdiction or any political subdivision thereof

“US dollar” or “$” United States dollar (and references to “cent” shall be construed accordingly)

“Voting Record Time” 6.00 p.m. on the Business Day prior to the day immediately before the Court Meeting

“Wider DCS Group” DCS and the subsidiaries and subsidiary undertakings of DCS and associated undertakings (including any joint venture, partnership, firm or company in which any member of the DCS Group is interested or any undertaking in which DCS and such undertakings (aggregating their interests) have a Substantial Interest)

“Wider Reynolds and Reynolds Group” Reynolds and Reynolds and the subsidiaries and subsidiary undertakings of Reynolds and Reynolds and associated undertakings (including any joint venture, partnership, firm or company in which any member of the Reynolds and Reynolds Group is interested or any undertaking in which Reynolds and Reynolds and such undertakings (aggregating their interests) have a Substantial Interest)